UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K/A
________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

________________________________________________
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

________________________________________________

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on the Form 8-K filed on April 11, 2013 (the "Original Form 8-K"), Advanced Energy Industries, Inc. ("Advanced Energy" or the "Company") acquired Refusol Holding, GmbH ("Refusol Holding") through a stock purchase made by the Company's indirect wholly-owned subsidiary AE Holdings GmbH (formerly Blitz S13-103, GmbH). Refusol Holding owns all of the shares of Refusol GmbH and its subsidiaries (collectively and together with Refusol Holding, "Refusol"). A copy of the Sale and Purchase Agreement (the "Agreement") was filed as an exhibit to the Original Form 8-K. This Form 8-K/A amends the Original Form 8-K to provide financial statements and pro forma financial statements required by Item 9.01 of Form 8-K.

RefuSol's 3-phase string inverter products brings new technology to Advanced Energy and expands Advanced Energy's product offering and broadens its geographic reach to position it as a global supplier. While Advanced Energy has focused on higher power levels and central inverters for commercial and utility applications to date, 3-phase string inverters provide Advanced Energy the opportunity to target and better serve the needs of commercial customers with inverters in the 8kW to 24kW range, ideally suited for rooftop and potentially larger applications. This product line offers several advantages for commercial applications including a compelling price/performance ratio, ease of installation, improved uptime and quick serviceability and flexibility and modular design. We believe 3-phase string is becoming the inverter technology of choice for this portion of the market.

Under the terms of the Agreement, the shareholders of Refusol received 59 million Euros in cash, Advanced Energy assumed 9 million Euros of debt and had a working capital reduction of 1.8 million Euros. The preliminary base price is subject to a post-closing adjustment based on confirmation of the financial statements of RefuSol effective as of the closing date. Additional earn-out cash and stock consideration, up to a maximum of 10 million Euros total, is payable to Seller if certain financial targets are met by Advanced Energy's Solar Energy Business Unit and RefuSol, on a combined basis, at the end of the twelve (12) calendar months following April 1, 2013.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
Refusol Holding's audited consolidated financial statements, including the report of independent public accounting firm, as of and for the year ended December 31, 2012 are attached hereto as Exhibit 99.1 and incorporated by reference herein.
(b) Pro Forma Financial Information
Unaudited pro forma condensed combined financial statements and explanatory notes for the Company, after giving effect to the acquisition of Refusol Holding and adjustments described in such pro forma financial information, are attached hereto as Exhibit 99.2 and incorporated by reference herein.
(d) Exhibits.

Exhibit No.	Description
99.1	Refusol Holding’s audited consolidated financial statements, including the report of independent public accounting firm, as of and for the year ended December 31, 2012.

99.2
Unaudited pro forma condensed combined financial statements and explanatory notes for the Company, after giving effect to the acquisition of Refusol Holding and adjustments described in such pro forma financial information.

Forward-Looking Statements

Certain statements in this current report on Form 8-K/A concerning the acquisition of RefuSol, the future business, including expectations regarding the markets for 3-phase string solar inverters, entry into such markets, future sales, growth, and expected synergies for future periods, strategic goals and any future strategic actions, and the achievement of milestones related to the earn-out under the Sale and Purchase Agreement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the successful integration of operations of RefuSol and associated restructuring costs; the retention of key employees of RefuSol; expectations surrounding the benefits of the RefuSol products; the total available market for 3-phase string solar inverters; expectations regarding sales of the RefuSol products; the continuation of feed-in-tariffs and other incentives in Europe and elsewhere; expectations surrounding RefuSol's fabless manufacturing model; as well as the effects of global macroeconomic conditions upon demand for such products. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this current report on Form 8-K/A. The company assumes no obligation to update the information in this current report on Form 8-K/A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: June 21, 2013	/s/ Danny C. Herron
Danny C. Herron
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Refusol Holding’s audited consolidated financial statements, including the report of independent public accounting firm, as of and for the year ended December 31, 2012.

99.2
Unaudited pro forma condensed combined financial statements and explanatory notes for the Company, after giving effect to the acquisition of Refusol Holding and adjustments described in such pro forma financial information.

5